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                                                                  EXHIBIT 10.102

                          RUSS BERRIE AND COMPANY, INC.

                              AMENDED AND RESTATED

                                      2004

                          EMPLOYEE STOCK PURCHASE PLAN

                            EFFECTIVE JANUARY 3, 2006

1. PURPOSE OF PLAN

      The purpose of the 2004 Employee Stock Purchase Plan, as amended and restated as set forth herein (the "Plan"), is to provide to Participants (as defined herein) an opportunity, through regular payroll savings, to acquire Common Stock (as defined herein) at a discount from its market price, and to thereby offer Participants a share in the growth of Russ Berrie and Company, Inc. (the "Company"). The Plan is intended to meet the requirements of an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code").

2. CERTAIN DEFINITIONS

      2.1 "Account" shall mean the account or accounts created under Section 5.1, to which shall be credited all amounts deducted from the Participants' Compensation pursuant to a payroll deduction authorization.

      2.2 "Board" shall mean the Board of Directors of the Company.

      2.3 "Committee" shall mean the Committee provided by Section 11 to administer the Plan.

      2.4 "Common Stock" shall mean the Common Stock, $0.10 stated value per share, of the Company.

      2.5 "Compensation" shall mean, for any Plan Year, a Participant's basic salary and commissions earned in such Plan Year, exclusive of overtime, bonuses and any other special pay.

      2.6 "Disability" shall mean a physical or mental incapacity of a Participant which renders such Participant totally and permanently incapable of performing his or her duties with a Participating Company, provided that a Participant's receipt of Social Security disability benefits shall be conclusive evidence of Disability hereunder.

      2.7 "Eligible Employee" shall mean, for any Plan Year, any full-time employee of a Participating Company. Notwithstanding the foregoing, an "Eligible Employee" shall not include any employee (i) whose customary employment is 20 hours or less per week or not more than five months in any Plan Year, or (ii) who, immediately after an Option is granted, owns (within the meaning of Section 424(d) of the Code) Common Stock possessing five percent or more of the total combined voting power or value of all classes of Common Stock of the Company or of any subsidiary of the Company.

      2.8 "Option" shall mean the option granted to a Participant pursuant to
Section 4.

      2.9 "Option Price" shall mean, for each Plan Year, the lesser of 85% of the closing sales price of the Common Stock on (i) the first trading day of such Plan Year or (ii) the last trading day of such Plan Year, in each case on the New York Stock Exchange or such other national securities exchange as the Common


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Stock may then be traded, or if no sale shall have occurred on either such date on any such exchange, on the first preceding date on which a sale of Common Stock so occurred.(1)

      2.10 "Participant" shall mean any Eligible Employee who has become a Participant in the Plan as provided by Section 3 and whose participation has not been terminated as provided by Sections 7 through 9.

      2.11 "Participating Company" shall mean the Company and any subsidiary of the Company which the Committee, in its discretion, authorizes to participate in the Plan.

      2.12 "Plan Year" shall mean the calendar year.

3. PARTICIPATION

      An Eligible Employee shall become a Participant as of the first day of any Plan Year by filing a payroll deduction authorization (and any other documentation that the Committee may require) for such Plan Year not later than the date set by the Committee.

4. GRANT OF OPTION AND PURCHASE OF STOCK

      4.1 An Option will be granted to each Participant as of the first trading day of each Plan Year to purchase from the Company the number of full shares of Common Stock that may be purchased at the Option Price with the aggregate amount that will be credited to such Participant in his or her Account during that Plan Year.

      4.2 The Option of each Participant will be deemed to be fully and automatically exercised by such Participant on the last trading day of such Plan Year, if the Participant has notified the Committee that such Participant elects to exercise his or her Option by filing the appropriate form provided for that purpose not later than the date set by the Committee. If the Participant does not elect to exercise his or her Option, the total amount credited to such Participant in his or her Account will be returned to such Participant.

      4.3 No Participant shall have a right to purchase Common Stock under the Plan which has an aggregate fair market value in excess of $25,000 in any Plan Year.

5. PAYROLL DEDUCTIONS

      5.1 There will be deducted on each pay date from the Compensation paid to a Participant during each Plan Year such whole percentage of his Compensation (up to but not more than 10%) designated by the Participant on a payroll deduction authorization form. All amounts so deducted shall be placed in an Account in the Participant's name and shall be held as provided under the Plan.

      5.2 A Participant may elect once during a Plan Year, by filing the appropriate form provided for such purpose, to reduce (but not increase) his payroll deduction for the remainder of the Plan Year.

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(1) If the Common Stock is not then listed on any such exchange, but is quoted on Nasdaq or any similar over-the-counter market system then in use ("Nasdaq"), then the Option Price shall be equal to the lesser of 85% of the closing sales price of a share of Common Stock on Nasdaq on (i) the first trading day of such Plan Year of Nasdaq or (ii) the last trading day of such Plan Year of Nasdaq, or if no sale of Common Stock shall have occurred on either such date on Nasdaq, then the average of the bid and asked prices for a share of Common Stock on Nasdaq at the end of such day.

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      5.3 A Participant may elect once during a Plan Year, by filing the appropriate form provided for such purpose, to discontinue any payroll deduction for the remainder of the Plan Year. Upon discontinuance of contributions, unless the Participant elects a withdrawal pursuant to Section 7, the amount in his or her Account will remain therein and be subject to the terms hereof, including
Section 4.2.

      5.4 A Participant who was a Participant during the preceding Plan Year, and whose Option for that year was exercised, may elect (by filing the appropriate form provided for such purpose), to not have any residual funds insufficient for the purchase of a full share of Common Stock returned to him and to have such residual funds credited to such Participant's Account for the current Plan Year.

6. INTEREST

      The Participant will not receive any interest on the amounts held in such Participant's Account at any time.

7. WITHDRAWALS

      At any time during a Plan Year, a Participant may terminate his or her participation in the Plan by filing the appropriate form provided for that purpose. In such event, all payroll deductions shall cease; the total amount credited to such Participant's Account shall be promptly returned to such Participant; and the Option granted to such Participant for such Plan Year shall terminate.

8. TERMINATION OF EMPLOYMENT, DEATH AND DISABILITY

      The Option of a Participant whose employment is terminated for any reason other than retirement (including death and Disability) shall terminate upon such termination; and the total amount in his Account will be promptly paid to such Participant or, in the event of the death of such Participant, to the estate thereof.

9. RETIREMENT

      A Participant who retires after reaching his or her normal retirement date (as set forth on the date of such retirement in the Russ Berrie and Company, Inc. 401k Plan) shall not be affected by reason of such retirement, except that there will be no payroll deductions pursuant to the Plan after the effective date of such retirement.

10. STOCK CERTIFICATES

      10.1 As soon as practicable after actual or deemed exercise of an Option by a Participant, the Company will deliver to such Participant a certificate for the shares of Common Stock purchased, which shares shall be registered in the name of the Participant on the books of the Company.

      10.2 A Participant shall have no rights as a shareholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate to such Participant for such shares.

11. ADMINISTRATION OF THE PLAN

      11.1 The Plan shall be administered by a Committee comprised of two directors (or such greater number, as may be determined by the Board from time to time), each of whom, unless otherwise determined by the Board, is an "outside director" within the meaning of Section 162(m) of the Code, and is


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not a Participant. In the absence of a contrary appointment, "Committee" shall mean the Compensation Committee of the Board.

      11.2 The Committee shall have the authority to interpret the Plan, and to adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.

      11.3 Determinations and actions of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive.

12. AMENDMENT AND TERMINATION OF THE PLAN

      12.1 The Committee may, at any time, amend, suspend or terminate the Plan in any respect; provided, however, that no such termination or amendment shall adversely affect the rights of any Participant with respect to amounts previously credited to him or her in such Participant's Account.

      12.2 The Plan shall automatically terminate at the end of the 2008 Plan Year.

13. NON-ASSIGNABILITY

      No Option shall be assignable or transferable except by will or by the laws of descent and distribution. Options shall be exercisable only by the Participants entitled thereto.

14. DILUTION AND OTHER ADJUSTMENTS

      In the event of any change in the outstanding Common Stock as a result of a dissolution or liquidation of the Company, sale of all or substantially all of the assets of the Company, merger or consolidation of the Company with or into any other corporation, statutory share exchange involving capital stock of the Company, reorganization, recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, stock combination, rights offering, spin-off or other relevant change, the Committee may adjust the aggregate number of shares of Common Stock which may be issued under the Plan, the Option Price of Options granted under the Plan, and any or all other matters deemed appropriate by the Committee, including, without limitation, making Options exercisable solely for the securities or other property received by the shareholders of the Company by reason of such transactions.

15. LIMITATIONS ON ISSUANCE OF SHARES OF COMMON STOCK

      15.1 Shares of Common Stock to be issued under the Plan shall be authorized but unissued, or treasury shares. The maximum number of shares of Common Stock which may be issued under the Plan shall be 150,000 shares.

      15.2 Neither the Company nor any Participating Company shall be obligated to honor the exercise of any Option if such would constitute a violation of any applicable law or regulation.

16. TRANSFERABILITY

      No right or interest of a Participant shall be assignable or transferable or subject to any lien, directly or indirectly, by operation of law or otherwise. Any attempted assignment, transfer, pledge or other disposition of any right hereunder shall be null and void.


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17. LIMITS ON LIABILITY

      17.1 Any liability of the Company to any Participant with respect to any Option hereunder shall be based solely upon contractual obligations created by this Plan.

      17.2 Except as may be required by law, neither the Company nor any member or former member of the Board or the Committee, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, in good faith under this Plan.

      17.3 To the full extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against any claim, loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.

18. RIGHT TO TERMINATE EMPLOYMENT

      18.1 Nothing in this Plan shall confer upon any Participant who is an employee of any Participating Company the right to continue in the employment of any Participating Company or affect any right which such Participating Company may have to terminate or modify the employment of the Participant with or without cause.

19. COMPLIANCE WITH APPLICABLE LEGAL REQUIREMENTS

      19.1 Registration or Approval. The Company shall not be required to issue or deliver a certificate for shares distributable pursuant to this Plan unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and the requirements of the exchanges, if any, on which the Company's shares of Common Stock may, at that time, be listed.

      19.2 Restrictions on Transfer. Notwithstanding anything contained in the Plan, in the event that the disposition of shares of Common Stock acquired pursuant to the Plan is not covered by a then-current registration statement under the Securities Act, and is not otherwise exempt from such registration, such shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The certificates evidencing any of such shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

20. GOVERNING LAW

      To the extent that federal laws of the United States do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of New Jersey, without giving effect to principles of conflicts of laws, and shall be construed accordingly.

21. SEVERABILITY

      In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.


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22. ADOPTION AND APPROVAL OF THE PLAN

      The Plan was originally adopted by the Board of Directors on March 1, 2003 and was approved by the holders of a majority of the shares of Common Stock voting at a meeting of the shareholders duly held in accordance with applicable laws on May 7, 2003. This Amended and Restated Plan was approved by the Board of Directors on December 23, 2005, and will become effective as of January 3, 2006.


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